SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
            (Exact name of registrant as specified in its charter)

                Delaware                                         13-2740599
              ------------                                     ------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)
        4 World Financial Center
           New York, New York                                      10080
         ----------------------                                  -------
(Address of principal executive offices)                         (Zip Code)


If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b) of     class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to        the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the          General Instruction A.(d), please check the
following box. |X|                                   following box. |_|

Securities Act registration statement file number to which this form relates:
333-122639

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                   Name of each exchange on which
to be so registered                                   each class is to be registered
-------------------                                   ------------------------------


Convertible Securities Exchangeable into              The American Stock Exchange
Pharmaceutical HOLDRs due September 7, 2010


Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

      The description of the general terms and provisions of the Convertible Securities Exchangeable into Pharmaceutical HOLDRs due September 7, 2010, issued by Merrill Lynch & Co., Inc. (the "Notes"), set forth in the Preliminary Pricing Supplement, dated August 9, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005, attached hereto as
Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-122639, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.    Exhibits.
           --------

           99 (A) Preliminary Pricing Supplement, dated August 9, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

           99 (B)   Form of Note.

           99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*

      Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



---------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          MERRILL LYNCH & CO., INC.



                                          By: /s/ Judith A. Witterschein
                                              ---------------------------------
                                              Judith A. Witterschein
                                              Secretary

Date:   September 1, 2005

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                           MERRILL LYNCH & CO., INC.





                                   EXHIBITS
                                      TO
                        FORM 8-A DATED SEPTEMBER 1, 2005

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
-----------
99 (A) Preliminary Pricing Supplement, dated August 9, 2005, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)              Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*


---------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                                                EXHIBIT 99 (B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                                                              PRINCIPAL AMOUNT:
REGISTERED No.:  R-                     CUSIP No.:                            $

                                 MERRILL LYNCH & CO., INC.
                                Medium-Term Notes, Series C
                                  Convertible Securities
                                       (the "Notes")


REFERENCE PROPERTY:                            EXCHANGE RATIO:                    ORIGINAL ISSUE DATE:
Initially one Pharmaceutical HOLDR
(the "Deliverable Securities") subject to
adjustment from time to time.

STATED MATURITY:                               CALCULATION AMOUNT:                DEFAULT RATE:


CALCULATION AGENT:                             DENOMINATIONS:                     SPECIFIED CURRENCY:
Merrill Lynch, Pierce,                         Integral multiples of $1,000       United States dollar
Fenner & Smith Incorporated                    (unless otherwise specified)       (unless otherwise specified)
(unless otherwise specified)

OTHER PROVISIONS:

      Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns on the Stated Maturity, if not called or exchanged prior to such date, for each unit of Notes, an amount in cash equal to the greater of: (1) the product of the Exchange Ratio and the Ending Value (as defined below) of the Reference Property (subject to adjustment for certain corporate events, as described below), or (2) the Calculation Amount. If the Notes are called by the Company, the Company hereby promises to pay on the Call Date (as defined below) to CEDE & CO., or its registered assigns, for each unit of Notes, an amount in cash equal to the greater of: (1) the product of the Exchange Ratio and the Ending Value of the Reference Property, (subject to adjustment for certain corporate events, as described below) determined as provided below. If a Holder properly elects to exchange the Notes, the Company hereby promises to pay on the Exchange Date (as defined below) to CEDE & CO., or its registered assigns, for each unit of Notes a number of shares of the Deliverable Securities equal to the Exchange Ratio, as determined on the Exchange Notice Date (as defined below).

      Payment or delivery of the amounts payable at maturity and the Deliverable Securities and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment at Stated Maturity

      If the Company does not call the Notes on or prior to the Stated Maturity and the Holder has not elected to exchange the Notes, then at the Stated Maturity the Company shall pay, for each unit of Notes, an amount in cash equal to the greater of:

1. the product of the Exchange Ratio and the Ending Value of the Reference Property, or

2.    the Calculation Amount.

      If the Stated Maturity is not a Business Day (as defined below), the Company shall pay the cash amount due at the Stated Maturity on the first Business Day following the Stated Maturity and no additional interest will accrue to such payment date.

      "Business Day" means any day other than a Saturday or a Sunday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

      The "Ending Value" will be determined by the Calculation Agent and will equal the value of the Reference Property determined as follows:

      (A)   for any portion of the Reference Property consisting of cash:

      o     that cash, plus

      o interest on the amount accruing from and including the date of the payment of that cash to holders of the Reference Property for which that cash was paid to but excluding the Stated Maturity date at a fixed interest rate determined on the date of the payment equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of the Company with a term approximately equal to the remaining term for the Notes as determined by the Calculation Agent;

      (B) for any portion of the Reference Property consisting of property other than cash or Reference Securities:

      o the market value of that property, as determined by the Calculation Agent on the date that the property was delivered to holders of the relevant Reference Property for which the property was distributed, plus

      o interest on the amount accruing from and including the date of delivery to but excluding the Stated Maturity at a fixed interest rate determined as described in (A) above; and

      (C) for any portion of the Reference Property consisting of Reference Securities, the average Closing Market Prices of each such Reference Security determined on each of the five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period with respect to any Reference Security, then the Ending Value shall be calculated using the average of the Closing Market Prices of that Reference Security on those Calculation Days, and if there is only one Calculation Day during the Calculation Period, then the Ending Value shall be calculated using the Closing Market Price of that Reference Security on such Calculation Day. If no Calculation Days occur during the Calculation Period with respect to that Reference Security, then the Ending Value shall be calculated using the Closing Market Price of that Reference Security determined on the last scheduled Trading Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

      "Reference Securities" shall mean any securities included in the Reference Property.

      "Calculation Period" means the period from and including the seventh scheduled Calculation Day immediately preceding the Stated Maturity to and including the second scheduled Calculation Day before the maturity date.

      "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

      "Trading Day" means a day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange ("AMEX") and the Nasdaq Stock Market (the "Nasdaq") are open for trading as determined by the Calculation Agent and the Calculation Agent can obtain quotes for the Deliverable Securities on the primary market on which they trade.

      "Closing Market Price" means, for a Calculation Day, the following:

      If the Deliverable Securities (or any other security for which a Closing Market Price must be determined for purposes of the Notes) are listed on a national securities exchange in the United States, is a Nasdaq National Market System ("Nasdaq NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), then the "Closing Market Price" for any date of determination on any Trading Day means for one share of the Deliverable Securities (or any other security for which a Closing Market Price must be determined for purposes of the Notes):

      o the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session), or

      o if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the Nasdaq NMS or OTC Bulletin Board on that day (without taking into account any extended or after-hours trading session), or

      o if the last reported sale price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, as described below, the mean of the last reported bid and offer price of the principal trading session on the over-the-counter market as reported on The Nasdaq Stock Market or OTC Bulletin Board on that day as determined by the Calculation Agent or from as many dealers in such security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market, on that date (without taking into account any extended or after-hours trading session).

      The term "Nasdaq NMS Security" shall include a security included in any successor to that system, and the term "OTC Bulletin Board" shall include any successor service to that service.

      If the Deliverable Securities (or any other security for which a Closing Market Price must be determined for purposes of the Notes) are not listed on a national securities exchange in the United States, is not a Nasdaq NMS security or included in the OTC Bulletin Board Service operated by the NASD, then the Closing Market Price for any date of determination on any Trading Day means for one Deliverable Security (or any other security for which a Closing Market Price must be determined for purposes of the Notes) the last reported sale price on that day on the securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such Trading Day as determined by the Calculation Agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the Closing Market Price shall mean the average of the last available bid and offer price on that exchange.

      If the Deliverable Securities (or any other security for which a Closing Market Price must be determined for purposes of the Notes) are not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, then the Closing Market Price shall mean the average of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

      "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

      (A) a suspension of, absence of, including the absence of an official closing price, or material limitation on, trading of the Deliverable Securities on the primary market for the Deliverable Securities for more than two hours of trading or during the one-half hour period preceding the close of trading, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to the Deliverable Securities, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

      (B) a determination by the Calculation Agent in its sole discretion that the event described in clause (A) above materially interfered with the ability of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates to unwind all or a material portion of the hedge with respect to the Notes.

      For purposes of determining whether a Market Disruption Event has occurred:

      (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

      (2) a suspension in trading in a futures or option contract in the Deliverable Securities, by a major securities market by reason of
            (a) a price change violating limits set by that securities market,
            (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or option contracts related to that stock;

      (3) a suspension of or material limitation on trading on the applicable exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

      (4) for the purpose of clause (A) above, any limitation on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the calculation agent, will be considered "material".

      All determinations made by the Calculation Agent, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Call at the option of the Company

      The Company, in its sole discretion, may call the Notes, in whole but not in part, on any Business Day beginning on September 7, 2007, to and including the Stated Maturity (the date on which the call, if any, occurs being the "Call Date") by giving notice to the Trustee (as defined below) on any Business Day at least ten scheduled Business Days prior to the Call Date. Any date on which the Company gives notice to the Trustee that it is calling the Notes is referred to as the "Call Notice Date". The Trustee will provide notice of the call election to the registered Holders of the Notes, specifying the Call Date. The notice to the Trustee will specify the Call Date.

      If the Company calls the Notes, for each unit of the Notes, the Company will pay on the Call Date an amount in cash (the "Call Amount") equal to the greater of:

1. the product of the Exchange Ratio and the Ending Value of the Reference Property, or

2.    the Calculation Amount;

provided, that, the Ending Value will be calculated as though the Call Date was the Stated Maturity.

Early Exchange at Holder's Election

      A Holder may elect to exchange all or a portion of the Notes by giving notice as described below on any Business Day which is also a Trading Day during the period beginning on the Original Issue Date and ending on the earlier of (i) the eighth scheduled Business Day before the Stated Maturity, or (ii) the Business Day before the Call Notice Date. Unless written notice shall have been given to the Calculation Agent and the Trustee by 3:00 p.m., New York City time on any Trading Day, such notice will be deemed to have been given on the following Trading Day. Any date on which such notice shall have been given or deemed to have been given, is referred to as the "Exchange Notice Date".

      For each unit of the Notes for which an exchange notice shall have been duly given, the Company shall deliver to the Holder a number of shares of the Deliverable Securities equal to the Exchange Ratio, as determined on the Exchange Notice Date. The Company will deliver the number of units of the Deliverable Securities to Holders no more than five Business Days after the Exchange Notice Date. This fifth Business Day after the Exchange Notice Date shall be referred to as the "Exchange Date."

Fractional Units

      The Company will not distribute fractional Deliverable Securities. If the number of Deliverable Securities to be delivered on the maturity date is not divisible by a whole number, the Company will aggregate all share amounts due to a registered holder on the maturity date, and, in lieu of delivering a fractional Deliverable Security, the Company will pay to the registered holder the cash value of the fractional unit based on the Closing Market Price of the Deliverable Securities.

Dilution and Reorganization Adjustments

      The Reference Property is subject to adjustment if an issuer of any Reference Security shall:

      (i) pay a stock dividend or make a distribution on that Reference Security in Reference Securities;

      (ii) subdivide or split the outstanding units of that Reference Security into a greater number of units;

      (iii) combine the outstanding units of that Reference Security into a smaller number of units;

      (iv) issue by reclassification of units of that Reference Security any units of another security of that issuer;

      (v) issue rights or warrants to all holders of that Reference Security entitling them to subscribe for or purchase shares, in the aggregate, for more than 5% of the number of those Reference Securities outstanding prior to the issuance of the rights or warrants at a price per share less than the then current market price of that Reference Security (other than rights to purchase that Reference Security pursuant to a plan for the reinvestment of dividends or interest); or

      (vi) pay a dividend or make a distribution to all holders of that Reference Security of evidences of its indebtedness or other assets:

            o including in the case where the Reference Security is a Deliverable Security, any of the securities underlying the Deliverable Securities that may be distributed by the issuer of the Deliverable Securities, but,

            o excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend or issuance to all holders of that Reference Security of rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing assets are referred to as the "Distributed Assets" and any of the foregoing events are referred to as the "Dilution Events").

      For purposes of provision (vi) above, if the holder of a Reference Security can elect to receive securities in lieu of cash or property other than securities, then for purposes of provision (vi) above, the holders of the Reference Security shall be deemed to receive only the securities.

      In the case of the Dilution Events referred to in clauses (i), (ii),
(iii) and (iv) above, the Reference Property shall be adjusted to include the number of units of the Reference Security and/or security of that issuer which a holder of Reference Property as constituted immediately prior to the Dilution Event would have owned or been entitled to receive as a result of that Dilution Event. Each adjustment shall become effective immediately after the effective date for the dividend, distribution subdivision, split, combination or reclassification, as the case may be. Each adjustment shall be made successively.

      In the case of the Dilution Event referred to in clause (v) above, the Reference Property shall be adjusted by multiplying the number of Reference Securities constituting Reference

Property immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction:

      o the numerator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities offered for subscription or purchase pursuant to the rights or warrants, and

      o the denominator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities which the aggregate offering price of the total number of Reference Securities so offered for subscription or purchase pursuant to the rights or warrants would purchase at the current market price, determined as the average Closing Market Price per Reference Security for the 20 Trading Days immediately prior to the date of such rights or warrants are issued, subject to certain adjustments, which shall be determined by multiplying such total number of Reference Securities by the exercise price of the rights or warrants and dividing the product so obtained by the current market price.

      To the extent that the rights or warrants are not exercised before they expire, or if the rights or warrants are not issued, the Reference Property shall be readjusted to the Reference Property which would then be in effect had such adjustments for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Reference Securities actually delivered under the rights or warrants.

      In the case of the Dilution Event referred to in clause (vi) above, the Reference Property shall be adjusted to include, from and after the dividend, distribution or issuance,

      o for the portion of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received on Reference Property as constituted on the date of the dividend, distribution or issuance, plus

      o for the portion of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received on Reference Property as constituted on the date of the dividend, distribution or issuance.

      An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends or any other distribution made by the issuer of a Reference Security or made pursuant to an arrangement effecting a distribution of distributable profits or reserves, whether in cash or in specie, on any Reference Security occurring in such 12-month period (or, if the Reference Security was not outstanding at the commencement of such 12-month period or was not then a part of the Reference Property, occurring in such shorter period during which such Reference Security was outstanding and was part of the Reference Property) exceeds on a per share basis 10% of the average of the Closing Market Prices per share of such Reference Security over such 12-month period (or shorter period during which such Reference Security was outstanding and was part of the Reference Property); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

      If the Reference Security is a Deliverable Security, the determination as to whether any cash dividend on such Deliverable Security is an Extraordinary Cash Dividend shall be made,

      o by examining which of the stocks underlying the Deliverable Securities is responsible for all or a portion of such cash dividend or distribution on the Deliverable Securities, and

      o treating each such stock underlying the Deliverable Securities as if it were a Reference Security only for this purpose and then determining whether such cash dividend would be an Extraordinary Cash Dividend as defined above with respect to such deemed Reference Security.

            A "Reorganization Event" shall mean:

      o any consolidation or merger of an issuer of a Reference Security, or any surviving entity or subsequent surviving entity of that issuer (a "Successor Company"), with or into another entity, other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such issuer or another corporation;

      o any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security or any Successor Company as an entirety or substantially as an entirety;

      o any statutory exchange of securities of an issuer of a Reference Security or any Successor Company with another corporation, other than in connection with a merger or acquisition; or

      o any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security or any Successor Company.

            If a Reorganization Event occurs, the Reference Property shall include:

      o for any cash received in that Reorganization Event, the cash received by a holder of the Reference Property as constituted on the date of the Reorganization Event;

      o for any property other than cash or securities received in that Reorganization Event, the property received by a holder of the Reference Property as constituted on the date of the Reorganization Event as determined by the calculation agent; and

      o for any securities received in that Reorganization Event, the securities received by a holder of the Reference Property as constituted on the date of the Reorganization Event (subject to adjustment on a basis consistent with the adjustment provisions described above).

      All adjustments will be calculated to the nearest 1/10,000th of a share of the Reference Security, or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share. No adjustment shall be required unless that adjustment would require an increase or decrease of at least one percent in the Closing Market Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      The foregoing adjustments shall be made by the Calculation Agent, and all adjustments, absent a manifest error, shall be final.

      The Company will, within ten Business Days following the occurrence of an event that requires an adjustment, or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the Holders of the Notes of the occurrence of the event and, if applicable, a statement in reasonable detail setting forth the adjusted Closing Market Price to be used in determining the Ending Value.

General

      This Global Note is one of a duly authorized issue of the Company's Medium-Term Notes, Series C and designated as Convertible Securities which are due at the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing Notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to the Principal Amount of this Global Note, shall be equal to the amount payable on the maturity date, calculated as though the date of acceleration were the Stated Maturity.

      In case of default in payment of this Global Note, whether at the Stated Maturity or upon exchange or acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that such payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

      No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount, Call Amount or Exchange Amount hereof and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

      Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company and each Holder by acceptance hereof hereby agree to treat this Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Notes.

      The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:



CERTIFICATE OF AUTHENTICATION                                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the                [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, N.A., as Trustee                                  By:
                                                                          -----------------------------------------
                                                                                       Assistant Treasurer



By:                                                                    Attest:
   -----------------------------------------                                  -------------------------------------
         Authorized Officer                                                                      Secretary

                           ASSIGNMENT/TRANSFER FORM
                           ------------------------


      FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)_________________________________________________________________ (Please
print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.


Date: _____________________              _____________________________________
                                         NOTICE: The signature of the
                                         registered Holder to this assignment
                                         must correspond with the name as
                                         written upon the face of the within
                                         instrument in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.